UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

54 Wilton Road, 2nd Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01                      Regulation FD Disclosure.

On July 26, 2021, BioSig Technologies, Inc. (the “Company”) held a briefing announcing the key findings of its PURE EP™ 2.0 study. The multi-center study enrolled 51 patients undergoing cardiac ablation procedures at Texas Cardiac Arrhythmia Institute at St. David’s Medical Center in Austin, TX, Mayo Clinic Florida Campus in Jacksonville, FL, and Massachusetts General Hospital in Boston, MA. The study aimed to determine the clinical value of the PURE EP™ signals when compared with conventional sources of cardiac information. During the data analysis, matching signals of clinical significance were gathered from the PURE EP™ System and conventional systems. The study was led by Andrea Natale, M.D., Amin Al-Ahmad, M.D., Joseph Gallinghouse, M.D. of Texas Cardiac Arrhythmia Institute, Christopher McLeod, M.D, ChB of Mayo Clinic, and Moussa Mansour, M.D. of Massachusetts General Hospital. The signals samples were randomized and subjected to blinded, head-to-head analysis by an independent panel of three electrophysiologists, namely Bradley Knight, M.D. of the Northwestern University, Wendy Tzou, M.D. of the University of Colorado, and Rob Schaller, DO of the University of Pennsylvania.

The study concluded that cumulatively for this dataset, PURE EP™ signals were rated superior or equivalent 94% of the time; 92% of the PURE EP™ signals were rated as superior or equivalent in terms of overall signal quality; 96% of the PURE EP™ signals were rated as superior or equivalent for their ability to discern near-field versus far-field cardiac signals; 95% of the small, fractionated signals of clinical interest collected with the PURE EP™ signals were rated as superior or equivalent when compared to the conventional sources of cardiac information. The signals collected with the PURE EP™ were rated as statistically superior in all types of ablation procedures. The data from the PURE EP™ 2.0 study is currently being reviewed for publication.

In addition, the Company announced that it completed enrollment in the Re-Do Atrial Fibrillation Ablation Study. This study enrolled 20 patients undergoing repeat atrial fibrillation ablation at Texas Cardiac Arrhythmia Institute in Austin, TX. The study aims to determine if the PURE EP™ signals can demonstrate different ablation targets and improve procedural efficiency. The results of the study are expected to be announced in early 2022.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein is material or that the dissemination of such information is required by Regulation FD.

Forward-Looking Statements

This report contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: July 26, 2021	By: /s/ Kenneth L. Londoner Name: Kenneth L. Londoner Title: Executive Chairman